PROJECT LOAN AGREEMENT



                                   between




                          WILMINGTON TRUST COMPANY
                       not in its individual capacity,
                   but solely as Owner Trustee, as Lender,




                                     and



                   AGREE-COLUMBIA CROSSING PROJECT, L.L.C.


                                  ---------
                         Dated as of April 30, 1999
                                  ---------

                              TABLE OF CONTENTS
                              -----------------
                                                                  PAGE

PRELIMINARY STATEMENT  . . . . . . . . . . . . . . . .               1

SECTION 1.            DEFINITIONS  . . . . . . . . . .               1

     1.1. Defined Terms............. . . . . . . . . .               1
     1.2 Construction ................................              12
     1.3 Accounting Principles   . . . . . . . . . .                13

SECTION 2.            THE  PROJECT LOAN   . . . . . .               14

     2.1    Project Loan Commitment. . . . . . . . .                14
     2.2    Determination of Amounts of Project Loan Advances       14
     2.3    Construction Budget Evaluation   . . . . . . . .        14
     2.4    Reduction of Project Loan Conunitment  . . . . . . .    15
     2.5    Project Loan Advance Requests. . . . . .                15
     2.6    Project Loan Advances  . . . . . . . . .                16
     2.7    Notes  . . . . . . . . . . . . . . . . . . . . . . .    16
     2.8    Interest Rate on Project Loan Advances   . . . . . .    16
     2.9    Maximum Interest Rate  . . . . . . . . . . . . . . .    16
     2.10   Use of Proceeds  . . . . . . . . . . . . . . . . . .    16
     2.11   Advances to Pay Interest . . . . . . . . . . . . . .    16

SECTION 3.            PAYMENTS. . . . . . . . . . . . . . . . ..    16

     3.1    Payments . . . . . . . . . . . . . . . . . . . . . .    16
     3.2    Interest Payment Dates   . . . . . . . . . . . . . .    17
     3.3    Prepayments . . . . . . . . . . . . . . . . . . . .     17
     3.4    Indemnity  . . . . . . . . . . . . . . . . . . . . .    18

SECTION 4.            BORROWER REPRESENTATIONS AND WARRANTIES       18

     4.1    Existence; Compliance with Law   . . . . .              18
     4.2    Power, Authorization; Enforceable Obligations . . . .   19
     4.3    No Litigation  . . . . . . . . . . . . . . . . . . .    19
     4.4    Consents, Approvals, Authorizations, Etc . . . . . .    19
     4.5    No Legal Bar . . . . . . . . . . . . . . . . . . . .    19
     4.6    Compliance with Building Codes, Zoning Laws, Etc   .    20
     4.7    Ownership of Property; Liens . . . . . .                20
     4.8    No Default  . . . . . . . . . . . . . . . . . . . .     20
     4.9    Taxes  . . . . . . . . . . . . . . . . . . . . . . .    20
     4.10   Availability of Utilities  . . . . . . . . . . . . .    20
     4.11   Permits, Etc   . . . . . . . . . . . . . . . . . . . .  20
     4.12   Financial Statements . . . . . . . . . . . . . . . . .  20
     4.13   Federal Regulations  . . . . . . . . . . . . . . . . .  21
     4.14   Investment Company Act; Other Regulations  . . . . . .  21
     4.15   Environmental Matters    . . . . . . . . . . . . . . .  21
     4.16   Regulation H . . . . . . . . . . . . . . . . .   . . .  22
     4.17   No other Assets  . . . . . . . . . . . . . . . . . . .  22

SECTION 5.            AFFIRMATIVE COVENANTS   . . . . . . . . . .   22

     5.1    Construction . . . . . . . . . . . . . . . . . . . .    22
     5.2    Correction of Work . . . . . . . . . . . . . . . . .    23
     5.3    No Encroachments   . . . . . . . . . . . . . . . . . .  23
     5.4    Certain Notices. . . . . . . . . . . . . . . . . . . .  23
     5.5    Indemnification. . . . . . . . . . . . . . . . . . . .  24
     5.6    Construction Schedule. . . . . . . . . . . . . . . . .  24
     5.7    Expenses   . . . . . . . . . . . . . . . . . . . . . .  24
     5.8    Conduct of Business and Maintenance of Existence   . .  24
     5.9    Inspection of Property; Books and Records; Discussions  24
     5.10   Compliance with Project Loan Documents . . . . . . . .  25
     5.11   Further Assurances . . . . . . . . . . . . . . . . . .  25
     5.12   Single Purpose Entity; Separateness  . . . . . . . . .  25

SECTION 6.            NEGATIVE COVENANTS  . . . . . . . . . . .     27

     6.1    Changes in Plans and Specifications  . . . . . . . .    27
     6.2    Change Orders    . . . . . . . . . . . . . . . . . .    27
     6.3    Changes in Agreements  . . . . . . . . . . . . . . .    28
     6.4    Limitation on Liens  . . . . . . . . . . . . . . . .    28
     6.5    Limitation on Contingent Obligations . . . . . . . .    28
     6.6    Other Activities  . . . . . . . . . . . . . . . . .     28
     6.7    Ownership of Properties, Indebtedness . . . . . . .     28
     6.8    Disposition of Assets  . . . . . . . . . . . . . . .    29
     6.9    Discharge of Liens . . . . . . . . . . . . . . . . .    29
     6.10   Change in Ownership  . . . . . . . . . . . . . . . .    29

SECTION 7.            CONDITIONS PRECEDENT TO FIRST ADVANCE   . .   29

     7.1    Closing Documents  . . . . . . . . . . . . . . . . . .  29
     7.2    Accounting . . . . . . . . . . . . . . . . . . . . . .  32
     7.3    Representations and Warranties     . . . . . . . . . .  32
     7.4    No Default or Event of Default . . . . . . . . . . . .  32
     7.5    Additional Matters   . . . . . . . . . . . . . . . . .  32
     7.6    Environmental Audit  . . . . . . . . . . . . . . . . .  33
     7.7    Developer Equity  . . . . . . . . . . . . . . . . . .   33
     7.8    Acquisition of Property . . . . . . . . . . . . . . .   33

SECTION 8.            CONDITIONS PRECEDENT TO
                      SUBSEQUENT ADVANCES   . . . . . . . . . .     33

     8.1     AU Subsequent Advances. . . . . . . . . . . . . . .    33
     8.2     Completion of Improvements  . . . . . . .              35

SECTION 9.            MATTERS RELATING TO PAYMENTS
                      AND COLLATERAL . . . . . . . . . . . . . .    36

     9.1     The Account   . . . . . . . . . . . . . . . . . . .    36
     9.2     Proceeds of Collateral; Proceeds Remaining in Account  38
     9.3     Certain Remedial Matters  . . . . . . . . . . . . . .  39
     9.4     Release of the Property, Etc  . . . . . . . . . . . .  39

SECTION 10.            EVENTS OF DEFAULT . . . . . . . . . . . . .  40

     10.1    Events of Default   . . . . . . . . . . . . . . . . .  40
     10.2    Lender's Right to Apply Project Loan Proceeds   . . .  42
     10.3    Lender's Right to Complete  . . . . . . . . . . . . .  42
     10.4    Power of Attorney   . . . . . . . . . . . . . . . . .  43

SECTION 11.           MISCELLANEOUS  . . . . . . . . . . . . . . .  43

     11.1    No Waivers  . . . . . . . . . . . . . . . . . . . . .  43
     11.2    Lender and Lessee as Sole Beneficiaries . . . . . . .  43
     11.3    Notices . . . . . . . . . . . . . . . . . . . . . . .  44
     11.4    Modifications . . . . . . . . . . . . . . . . . . . .  45
     11.5    Rights Cumulative . . . . . . . . . . . . . . . . . .  45
     11.6    Schedules . . . . . . . . . . . . . . . . . . . . . .  45
     11.7    Governing Law . . . . . . . . . . . . . . . . . . . .  45
     11.8    Waiver of Jury Trial, Submission to Jurisdiction  . .  45
     11.9    Captions  . . . . . . . . . . . . . . . . . . . . . .  46
     11.10   Obligations Non-Recourse. . . . . . . . . . . . . . .  46



EXHIBITS
EXHIBIT A            LEGAL DESCRIPTION OF PROPERTY
EXHIBIT B            SITE PLAN
EXHIBIT C            CONSTRUCTION BUDGET
























(NOTE.- Documents referred to in Project Loan Agreement, as being executed on date of execution of Project Loan Agreement:

1.   Lease and Lease Supplement, if applicable
2.   Mortgage or Deed of Trust
3.   Project Loan Note
4.   Assignment of Leases and Rents
5.   Development Agreement
6.   Development Agency Agreement
7.   Assignment of Development Agency Agreement
8.   Completion Guarantee (Borders)
9.   Organizational Certificate of Borrower

                            PROJECT LOAN AGREEMENT
                           (Columbia II, Maryland)

         PROJECT LOAN AGREEMENT, dated as of April 30, 1999 (this "Agreement"), between WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee, having an office at 1100 North Market Street, Wilmington, Delaware 19890 ("Lender"), and AGREE-COLUMBIA CROSSING PROJECT, L.L.C., a Delaware limited liability company, having its principal office at 31850 Northwestern Highway, Farmington Hills, Michigan 48334 ("Borrower").

                            PRELIMINARY STATEMENT

         Borrower is the owner of the land located in the City of Columbia, County of Howard and State of Maryland, and more particularly described in Exhibit A attached hereto and incorporated herein by reference (the "Land"). Borrower wishes to construct and equip on the Land a building containing approximately 28,000 square feet of rentable space in the approximate location depicted on Exhibit B attached hereto and incorporated herein by reference and any other improvements to be constructed pursuant to the Development Agreement. In order to acquire the Land and construct the Improvements, Borrower has requested Lender to provide to Borrower a loan in the aggregate principal amount of $4,456,954.65 (the "Project Loan").

         Subject to the terms and conditions of this Agreement, Lender has agreed to make the Project Loan to Borrower.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                            SECTION 1. DEFINITIONS

         1.1 Defined Terms. For the purposes of this Agreement the following terms shall have the meaning given to such term below:

         "Account" shall have the meaning specified in Section 9.1.

         "Affiliate" with respect to any Person, any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

         "Agent" shall mean Bankers Trust Company, a New York banking corporation.

         "Agreement" shall mean this Project Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time.

         "Allocated Interest" shall mean, as of any Interest Payment Date during the Construction Period, the amount of interest due and payable on such date with respect to the Project Loan.

         "Architect" shall mean such architect or architects as may be engaged by Borrower from time to time in connection with the Improvements with Lender's prior written approval.

         "Architect's Agreement" shall mean any agreements entered into between Borrower and the Architect providing for architectural services in connection with the construction of the Improvements, as it may be amended, supplemented or otherwise modified from time to time with Lender's prior written approval.

         "Assignment of Development Agency Agreement" shall mean the Assignment of Development Agency Agreement, dated as of the date hereof made by Borrower in favor of Lender.

         "Assignment of Lease" shall mean the Assignment of Leases and Rents, dated as of the date hereof made by Borrower in favor of Lender.

         "Available Project Loan Commitment" shall mean, at any particular time, an amount equal to the difference between (a) the amount of the Project Loan and (b) the aggregate amount of all Project Loan Advances made pursuant to this Agreement.

         "Basic Rent" shall mean, the sum of (i) the Project Loan Basic Rent and (ii) the Developer Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Beneficial Owner" shall have the meaning specified in Section 5.12.

         "Borrowing Certificate" shall mean a certificate executed by a Responsible Officer, delivered to Lender on each Borrowing Date, satisfactory in form and substance to Lender.

         "Borrowing Date" shall mean, with respect to any Project Loan Advance, the date for the making thereof, which shall be a Business Day.

         "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York.

         "Collateral" shall mean all assets of Borrower, now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

         "Completion" or "Completed" shall mean, with respect to any Improvements, such time as substantial completion of such Improvements has been achieved in accordance with the Plans and Specifications and in compliance with all material Legal Requirements and Insurance Requirements and otherwise in accordance with the Development Agreement.

         "Completion Guarantee" shall mean Guarantee of Completion, dated as the date hereof, made by Lessee in favor of Lender.

         "Construction Budget" shall mean the budget for the cost of acquiring the Land and constructing the Improvements attached as Exhibit C hereto, as it may be amended, supplemented or otherwise modified from time to time with the prior written approval of Lender and Lessee.

         "Construction Budget Deficit" shall have the meaning assigned to that term in Section 2.3.

         "Contingent Obligation" shall mean as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other monetary obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) guarantees made by a Person of the obligations of a Subsidiary or Affiliate of such Person which do not constitute Indebtedness of such Subsidiary or Affiliate and are incurred in the ordinary course of business of such Subsidiary or Affiliate. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Construction Period" shall mean the period commencing on the Property Closing Date for such Property and ending on the earlier to occur of
(a) the Interest Capitalization Termination Date or (b) Completion of such Property.

         "Consulting Professional" shall mean the Agent, or such other architectural or engineering consultant as Lender may engage from time to time to examine the Plans and Specifications, changes in the Plans and Specifications and Construction Budget cost breakdowns and estimates, to make periodic inspections of the progress on construction of the Improvements on Lender's behalf and to advise and render reports to Lender.

         "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of November 22, 1995, and amended and restated as of October 17, 1997, between Lender, as

         "Default" shall mean any of the events specified in the "Events of borrower, PNC Bank, National Association, as administrative agent, First National Bank of Chicago as syndication agent, Bankers Trust Company, as real estate administrative agent, and the lenders party thereto.

         "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Article IX of the Credit Agreement.

         "Credit Agreement Interest Rate" shall mean as of any date of determination, the weighted average interest rate payable by Lender on outstanding loans under the Credit Agreement, including, interest payable under Article IV of the Credit Agreement, expressed as a percentage on an annualized basis.

         "Default" shall mean any of the events specified in the "Events of Default" subsection, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

         "Developer" shall mean the person identified as the Developer in the Development Agreement.

         "Developer Basic Rent" shall mean the amount set forth in a Lease as "Developer Basic Rent."

         "Developer Equity" shall mean a portion of the developer's fees payable by a Lessor as set forth in each Construction Budget equal to 5% of the Total Property Costs (as defined in the Lease) for a particular Property or, if there is no Developer with respect to a Project Loan, the equity, in the amount of 5% of the total funds required by the Lessor on a Borrowing Date, contributed by the Lessor simultaneously with the funding of such Project Loan.

         "Developer Yield" shall mean 12% of Developer Equity, payable as Developer Basic Rent under the Lease.

         "Development Agency Agreement" shall mean the Development Agency Agreement, dated as of the date hereof between Borrower and the Developer, pursuant to which the Developer agrees to assume all of the obligations of Borrower under the Development Agreement.

         "Development Agreement" shall mean the Development Agreement, dated as of the date hereof between Borrower and Lessee, providing for the construction and development of the Property.

         "Development Documents" shall mean the collective reference to the Architect's Agreement, the Development Agreement, the Development Agency Agreement, the Plans and Specifications and the Permits.

         "Dollar, Dollars, U.S. Dollars" and the symbol "$" shall mean lawful money of the United States of America.

         "Environmental Laws" shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the work place.

         "Event of Default" shall mean any of the events specified in the "Events of Default" subsection, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Excepted Payments" shall mean:

                  (a) all indemnity payments (including indemnity payments made pursuant to Section 13 of the Participation Agreement), whether made by adjustment to Developer Basic Rent or otherwise, to which Lender, the Trust Company, the Investor, or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                  (b) any amounts (other than Project Loan Basic Rent, Termination Value, or Purchase Option Price) payable under any Operative Agreement to reimburse Lender, the Trust Company, the Investor, or any of their respective Affiliates (including the reasonable expenses of Lender, the Trust Company, the Investor, or any of their Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of any of Lessees under and as permitted by any Operative Agreement;

                  (c) any amount payable to the Investor by any transferee of the interest of the Investor as the purchase price of the Investor's interest in the Trust Estate (or a portion thereof);

                  (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent;

                  (e) any insurance proceeds under policies maintained by Lender, the Trust Company, or the Investor other than such proceeds or payments payable to the Agent;

                  (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of Lender, the Trust Company or the Investor;

                  (g) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above; and

                  (h) any rights of the Investor, Lender, or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts.

         "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by Lessee pursuant to Article XVII of the Lease with respect to such Casualty or Condemnation.

         "Excess Sale Proceeds" shall have the meaning specified in Section 9.1(b)(iv).

         "Fixtures" shall mean all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "Force Majeure Delay" shall mean any cause or event which is beyond the reasonable control and not due to the fault or negligence of Borrower, which delays, prevents or prohibits the Developer's construction of the Improvements including without limitation, acts of God or the elements, fire, strikes, labor disputes, delays in delivery of material and disruption of shipping; provided, however, any such cause or event shall be deemed not to be a Force Majeure Delay if Borrower shall fail to give Lender written notice at the beginning of such delay as required under the Development Agreement.

         "GAAP" shall mean generally accepted accounting principles as are in effect from time to time.

         "Governmental Authority" shall mean the United States of America, any state and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality or any of them, now existing or subsequently created.

         "Improvements" shall mean the improvements existing on the Land and all improvements to be constructed on the Land and certain ancillary off-site improvements, if any, to be constructed outside the Land, each in accordance with the Plans and Specifications and the Development Agreement.

         "Indebtedness" shall mean as to any Person at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise and (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, or in respect of which obligations such Person assures a creditor against loss.

         "Independent Director" shall mean a Person which is a director among the board of directors of the managing member or general partner, as applicable, of Borrower which is reasonably satisfactory to Lenders who shall not have been at the time of such individual's appointment or at any time thereafter, and may not have been at any time during the preceding two years
(i) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its shareholders, subsidiaries or affiliates, (ii) a substantial creditor, customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or affiliates, (iii) a Person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediately family of any such shareholder, officer, director, partner, employee, supplier or customer. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through ownership of voting securities, by contract or otherwise.

         "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by Lessee or required by the Development Agency Agreement to be maintained by the Developer, and all requirements of the issuer of any such policy.

         "Interest Capitalization Termination Date" shall mean the date which occurs 24 months subsequent to the Property Closing Date.

         "Interest Payment Date" shall mean each date specified for the payment of interest in Section 3.2.

         "Investor" shall mean Sam Project Funding Corp. I., a Delaware corporation.

         "Land" shall have the meaning specified in the Preliminary Statement.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

         "Lease" shall mean the Lease, dated as of the date hereof, between Lessee and Borrower with respect to the Property, as the same may be supplemented by a Lease Supplement.

         "Lease Event of Default" shall have the meaning given to such term in Section 18.1 of the Lease.

         "Lease Supplement" shall have the meaning given to such term in
Section 2.1 of the Lease, if applicable.

         "Legal Requirements" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over the Land, the Improvements or Borrower, and all covenants, restrictions and conditions now or in the future applicable to the Land or the Improvements.

         "Lessee" shall mean Borders, Inc., a Colorado corporation.

         "Lessor Liens" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Developer, (b) any act or omission of the Lessor or the Developer which is not required by the Project Loan Documents or is in violation of any of the terms of the Project Loan Documents, (c) any claim against the Lessor or the Developer with respect to the Property against which Lessee is not required to indemnify Lessor or the Developer or (d) any claim against the Lessor or the Developer arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property, other than the transfer of title to or possession of the Property by Lessor pursuant to and in accordance with the Lease or the Project Loan Agreement or pursuant to the exercise of the remedies set forth in Article XVIII of the Lease.

         "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Maturity Date" shall mean October 16, 2002, as such date may be extended pursuant to the Credit Agreement.

         "Modifications" shall have the meaning specified in Section 12.1 of the Lease.

         "Mortgage" shall mean the Mortgage or Deed of Trust, as applicable, dated as of the date hereof, made by Borrower in favor of Lender.

         "Net Sale Proceeds" shall have the meaning specified in Section 9.1(b)(iv).

         "Obligation" shall mean any obligation or liability of Borrower to Lender, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement or any other Project Loan Document.

         "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Operative Agreements" shall have the meaning assigned to such term in the Lease.

         "Organizational Certificate of Borrower" shall mean the certificate executed by Borrower and delivered to Lender at the time of execution and delivery of this Agreement by Borrower.

         "Outside Completion Date" shall mean a date one month prior to the Maturity Date.

         "Permits" shall mean all consents, licenses and building permits required for construction, completion, occupancy and operation of the Improvements in accordance with all Legal Requirements affecting the Property.

         "Permitted Exceptions" shall mean those exceptions to title of the Property set forth in the mortgagee title insurance policy issued to Lender by the Title Company.

         "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plans and Specifications" shall mean the plans and specifications for the construction of the Improvements, including, without limitation, installation of curbs, sidewalks, gutters, landscaping, utility connections (whether located on or off the Land) and all fixtures and equipment necessary for construction, operation and occupancy of the Improvements, prepared or to be prepared by the Architect, and approved in writing by Lender, as such plans and specifications may be amended, supplemented or otherwise modified from time to time with Lender's prior written approval.

         "Principal Office" shall mean the main lending office of Bankers Trust Company in New York, New York.

         "Project Cost" shall mean the cost to the Lessor to construct any Improvements, Fixtures or Modifications to be used on the Property in accordance with the Plans and Specifications and the Operative Agreements.

         "Project Loan" shall have the meaning set forth in the Preliminary Statement.

         "Project Loan Advance" shall mean each disbursement of the Project Loan pursuant to Section 2.6 hereof.

         "Project Loan Basic Rent" shall mean an amount equal to the interest due on the Project Loan on any Specified Interest Payment Date pursuant to the Project Loan Agreement.

         "Project Loan Commitment" shall mean Lender's obligation to advance the Project Loan to Borrower in accordance with the terms of this Agreement.

         "Project Loan Documents" shall mean the collective reference to this Agreement, the Project Loan Note, the Security Documents and all other documents and instruments from time to time evidencing or securing the Project Loan.

         "Project Loan Note" shall have the meaning specified in Section 2.7.

         "Property" shall mean the collective reference to the Land and the Improvements.

         "Property Acquisition Cost" shall mean the cost to Lessor to purchase the Property.

         "Property Closing Date" shall mean each date on which a Lessor purchases or ground leases the Property.

         "Purchase Option" shall have the meaning given to such term in
Section 21.1 of the Lease or in the Three Party Agreement.

         "Regulated Substances" shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, co products, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

         "Rent" shall have the meaning given to such term in Section 3.4 of the Lease.

         "Requisition" shall have the meaning specified in Section 2.5.

         "Responsible Officer" shall mean Richard Agree, or such other individual as shall be named by a Responsible Officer by notice to Lender.

         "Security Documents" shall mean the collective reference to the Mortgage, the Assignment of Lease and consent thereto, the Completion Guaranty, the Assignment of Development Agency Agreement and the consent thereto and all other documents from time to time securing the Indebtedness evidenced by the Project Loan Note.

         "SPC Member" shall have the meaning described in Section 5.12.

         "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

         (i) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might having voting power upon the occurrence of any contingency),

        (ii) the interest in the capital or profits of such partnership or joint venture, or

       (iii)      the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

         "Taxes" shall have the meaning given to such term in the Lease.

         "Three Party Agreement" shall mean that certain agreement of even date herewith entitled "Three Party Agreement" and executed by Agree Limited Partnership, a Delaware limited partnership, Borrower and Lessee.

         "Title Company" shall mean Chicago Title Insurance Company, together with such reinsurers or coinsurers of such title company or companies, or such other title companies as may be approved by Lender.

         "Total Property Costs" shall mean the sum of Project Cost and Property Acquisition Cost.

         "Transaction Expenses" shall mean all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                  (b) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

                  (c) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements.

         1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Project Loan Documents:

                  (a) references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  (b) references to "determination" of or by Lender shall be deemed to include good faith estimates by Lender (in the case of quantitative determinations) and good faith beliefs by Lender (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  (c) whenever Lender is granted the right herein to act in its sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  (d) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Project Loan Document refers to this Agreement or such other Project Loan Document as a whole and not to any particular provision of this Agreement or such other Project Loan Document;

                  (e) the section and other headings contained in this Agreement or such other Project Loan Document and the Table of Contents preceding this Agreement or such other Project Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Project Loan Document or the interpretation thereof in any respect;

                  (f) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Project Loan Document, as the case may be, unless otherwise specified;

                  (g) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or other Project Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  (h) reference to any agreement (including this Agreement and any other Project Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                  (i) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including"; and

                  (j) references to "shall" and "will" are intended to have the same meaning.

         1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, that if any change in GAAP or the application thereof occurs hereafter, or if Lessee adopts a change to its accounting principles or methods with the agreement of its independent certified public accountants, and such change results in a change in the calculation of any financial covenant or restriction set forth herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenant or restriction so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition and results of operations of Lessee shall be the same after such change as if such change had not been made. Pending the resolution of any such negotiations, Lessee agrees to provide to Lender such unaudited financial information and pro forma statements using the accounting methods and principles used in the preparation of the audited financial statements for the fiscal year ended January 26, 1997, as are necessary to enable Lender to test any financial covenants contained herein.

                         SECTION 2. THE PROJECT LOAN

         2.1 Project Loan Commitment. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth, Lender agrees to make the Project Loan to Borrower from time to time on any Borrowing Date on or after the date hereof to, but not including, the day which is one month prior to the Maturity Date in an aggregate principal amount not to exceed at any one time the Project Loan Commitment.

         2.2      Determination of Amounts of Project Loan Advances.

                  (a) Disbursements for costs of acquiring the Land and for costs of developing, constructing and equipping the Improvements included in the Construction Budget, shall be made as such costs are incurred in such amounts as shall be determined by Lender, based upon certifications of Borrower and the Consulting Professional and such other evidence as may be required by Lender, less a retention of 10% of the costs attributable to construction of the Improvements until the Improvements have been completed; provided, however, that after 50% of the work of constructing the Improvements has been completed, Lender, with Lessee's consent, may determine that satisfactory progress is being made and may disburse the full amount of such costs as such costs are incurred or may impose a reduced retention; and provided further than when the Improvements or any part of the Improvements identified as a separate line item on the Construction Budget have been Completed, Lender, with Lessee's consent, may release and disburse that portion of the retention with respect to such line item which may be determined by Lender to be in excess of the requirements for Lender's protection. Upon final completion of the work performed by any subcontractor (as determined by Lender in its sole discretion), Lender shall release that portion of the retention allocated to the work performed by such subcontractor in accordance with the Construction Budget.

                  (b) Disbursements for any other costs related to the Property included in the Construction Budget shall be made as such costs are incurred, in such amounts as shall be determined by Lender, based upon certifications of Borrower and such other evidence as may be required by Lender.

         2.3 Construction Budget Evaluation. If Lender determines at any time that the portion of the Available Project Loan Commitment allocated to any line item of the Construction Budget or otherwise is not sufficient to pay the cost of completing construction of such line item or the Improvements, or in the case of the line item for interest, to pay interest on the Project Loan during the Construction Period (any such deficiency, a "Construction Budget Deficit"), Lender may, in its sole discretion, stop making Project Loan Advances and Borrower shall deposit with Lender additional funds from some other source in an amount equal to the Construction Budget Deficit. Sums so deposited with Lender shall be applied to pay costs of any line item or line items as to which the Construction Budget Deficit exists before Lender advances proceeds of the Project Loan to pay such costs.

         2.4 Reduction of Project Loan Commitment. So long as no Construction Budget Deficit occurs as a result thereof, Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to Lender to permanently reduce or to terminate the Project Loan Commitment without penalty or premium (except for any breakage fees payable under the Credit Agreement resulting from such reduction or termination) provided that any such reduction or termination shall be accompanied by prepayment of the Project Loan to the extent necessary to reduce the outstanding amount of Project Loan Advances to an amount equal to or less than the Project Loan Commitment, as so reduced, together with the full amount of interest and fees accrued on the principal sum to be prepaid.

         2.5      Project Loan Advance Requests.

                  (a) Except as otherwise provided herein, Borrower may on the fifteenth or thirtieth day of each calendar month or on such other dates as permitted by Lessee (or, if such days are not Business Days, on the next succeeding Business Day) prior to the date which is one month prior to the Maturity Date request Lender to make Project Loan Advances by delivering to Lender, not later than 10:00 a.m. Eastern Standard time (i) ten (10) Business Days prior to the proposed Borrowing Date with respect to (A) the initial advance of a Project Loan or (B) any other advance of a Project Loan where Lessee has not waived certain conditions precedent to such Project Loan Advance pursuant to Section 11.2 to the Participation Agreement or (ii) two
(2) Business Days prior to the proposed Borrowing Date with respect to any Project Loan Advance (other than an Acquisition Advance) where Lessee has waived the conditions precedent to such Project Loan Advance pursuant to
Section 11.2 to the Participation Agreement, a duly completed request therefor in form acceptable to Lender or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Requisition"), it being understood that Lender may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Requisition shall be irrevocable and shall specify (i) the proposed Borrowing Date and (ii) the aggregate amount of the proposed Project Loan Advance which shall not be less than $50,000, except for the last Requisition, which may be in an amount equal to the balance of the Project Loan.

                  (b) Borrower acknowledges and agrees that Lessee shall make all requests and make all other decisions under this Agreement on behalf but with the consent of Borrower. Borrower further acknowledges and agrees that the Agent shall have the authority to make all decisions, take all actions and receive all payments, on behalf of Lender under this Agreement.

         2.6 Project Loan Advances. Lender shall remit the principal amount of the Project Loan Advance to be made to Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 12:00 (noon) Eastern Standard time on the Borrowing Date.

         2.7 Notes. The Project Loan is evidenced by a promissory note of Borrower dated as of the date of this Agreement (the "Project Loan Note"), in a principal amount equal to the Project Loan Commitment. Lender is hereby authorized to record the date and amount of each Project Loan Advance made by Lender, each continuation thereof, the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the Project Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations hereunder or under the Project Loan Note.

         2.8 Interest Rate on Project Loan Advances. Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Project Loan at the Credit Agreement Interest Rate.

         2.9 Maximum Interest Rate. If at any time the designated rate applicable to the Project Loan made by Lender exceeds the highest lawful rate, the rate of interest on the Project Loan shall be limited to Lender's highest lawful rate.

         2.10 Use of Proceeds. The proceeds of the Project Loan shall be used by Borrower only for payment of costs specified in the Construction Budget and for the acquisition of the Property.

         2.11 Advances to Pay Interest. During the Construction Period, on each date which is one Business Day prior to any Interest Payment Date Borrower shall be deemed to have requested a borrowing pursuant to Section
2.5 in an amount equal to the aggregate amount of Allocated Interest due and payable on such date with respect to the Property. Three Business Days prior to such Interest Payment Date, Lessee, as agent for Borrower, shall deliver to Lender a notice indicating the amount of such Allocated Interest. The Borrowing Date with respect to any such borrowing shall be the applicable Interest Payment Date (provided, that the making of an advance of the Project Loan pursuant to such borrowing shall be subject to satisfaction of the applicable conditions precedent set forth in Section 7 and Section 8, as applicable) and the proceeds of such borrowing shall be deemed to be applied to pay such Allocated Interest. Lender shall record the information relating to such borrowing to pay Allocated Interest on the schedule annexed to and constituting part of its Project Loan Note.

                             SECTION 3. PAYMENTS

         3.1 Payments. All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from Borrower hereunder shall be payable prior to 2:00 p.m. (Eastern Standard time) on the Interest Payment Date without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to Lender at the Principal Office in U.S. Dollars and in immediately available funds. Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Project Loan and other amounts owing under this Agreement and shall be deemed an "account stated." All Project Loan Advances outstanding on the Maturity Date shall be due and payable in full on the Maturity Date.

         3.2 Interest Payment Dates. Interest on any portion of the Project Loan shall be due and payable in arrears on the last Business Day of each March, June, September and December after the date hereof and on the Maturity Date or upon acceleration of the indebtedness evidenced by the Project Loan Note. Interest on prepayments of principal under Section 3.3 shall be paid on the date such prepayment is due. Interest on the principal amount of the Project Loan shall be due and payable on demand after such principal amount becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         3.3      Prepayments.

                  (a) Optional Prepayments. Borrower shall have the right at its option from time to time, with the written consent of Lessee, to prepay the Project Loan in whole or part without premium or penalty on the date specified in a notice by Borrower pursuant to this subsection; provided, however, that if Lessee is not in Default of its Obligations under the Operative Agreements beyond any applicable cure period, Borrower shall not prepay the Project Loan without the prior written consent of Lessee. Whenever Borrower desires to prepay any part of the Project Loan, Borrower shall, with the written consent of Lessee, provide a prepayment notice to Lender at least one (1) Business Day prior to the date of prepayment of Project Loan setting forth the following information: (i) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and (ii) the total principal amount of such prepayment, which shall not be less than Twenty- Five Thousand Dollars ($25,000). All prepayment notices shall be irrevocable. The principal amount of the Project Loan for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.

                  (b)      Mandatory Prepayments.

                           (i) If on any date Borrower shall receive any payment which is the proceeds of any title insurance policy (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease), Borrower shall prepay the Project Loan on such date in accordance with
                                    Section 9.1(b).

                          (ii)      Intentionally Deleted.

                         (iii) The Borrower shall prepay the Project Loan in full on any date that the Borrower shall receive any amount which represents proceeds of a payment by Lessee in respect of (A) the Termination Value in connection with the delivery of a Termination Notice; (B) the
                                    Satisfactions Payment required by Section
                                    21(e) of the Lease; (C) a sale of the
                                    Property pursuant to Article XXI or
                                    Article XXII of the Lease; (D) a sale of the Property pursuant to the terms of the Three Party Agreement; or (E) Lessor Financing or Take-Out Financing provided to the Lessor pursuant to the provisions of the Three Party Agreement.

                           (iv) On any date on which the Lessor shall receive any payment in respect of Excess Proceeds, Borrower shall prepay the Project Loan (to the extent not already paid in full) in accordance with Section 9.1(b)(viii).

                           (v) Amounts prepaid on account of the Project Loan may not be reborrowed.

         3.4 Indemnity. Borrower covenants to indemnify Lender and hold Lender harmless from and against all costs, losses and expenses incurred by Lender under the Credit Agreement occasioned by a default by Borrower under this Agreement, including, without limitation, breakage costs caused by a failure by Borrower to make payments hereunder when due.

              SECTION 4. BORROWER REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement, and in order to induce Lender to make the Project Loan to Borrower, Borrower represents and warrants to Lender as follows:

         4.1 Existence; Compliance with Law. Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged, (c) is a limited liability company duly qualified as a foreign limited liability company and in good standing under the law of the jurisdiction in which the Property is located and (d) is in compliance with all material Legal Requirements;

         4.2 Power; Authorization; Enforceable Obligations. Borrower has the power and authority, and the legal right, to make, deliver and perform the Project Loan Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Project Loan Note and to authorize the execution, delivery and performance of the Project Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Project Loan Documents to which Borrower is a party. This Agreement has been, and each other Project Loan Document to which it is a party will be, duly executed and delivered on behalf of Borrower. This Agreement constitutes, and each other Project Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

         4.3 No Litigation. There is no action, suit or proceeding pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower or the Property or that might have a materially adverse affect on Borrower or the Property in any court, or before or by any Governmental Authority, whether federal, state, county or municipal, which has not been disclosed in writing to Lender;

         4.4 Consents, Approvals, Authorizations, Etc. No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Authority is required in connection with the valid execution and delivery of the Project Loan Documents or the Development Documents or the carrying out or performance of any of the transactions required or contemplated by the Project Loan Documents or the Development Documents or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished, except as has been previously disclosed to Lender or waived by Lessee with the consent of Lender;

         4.5 No Legal Bar. The execution, delivery and performance of the Project Loan Documents and the Development Documents, the borrowings under this Agreement and the use of the proceeds of the Project Loan will not violate any Legal Requirement or any Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of Borrower's properties or revenues pursuant to any Legal Requirement or Contractual Obligation, except for the Lien of the Security Documents;

         4.6 Compliance with Building Codes, Zoning Laws, Etc. Borrower has no knowledge of any existing, probable or potential violations of any Legal Requirement affecting the Land or the construction, use or occupancy of the Improvements;

         4.7 Ownership of Property; Liens. Borrower holds good record and marketable title in fee simple to, or a valid leasehold interest in, the Property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien, other than a Permitted Exception;

         4.8 No Default. Borrower is not in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of Borrower, or which could materially adversely affect the ability of Borrower to perform its obligations under the Project Loan Documents or the Development Documents. No Default or Event of Default has occurred and is continuing;

         4.9 Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed, and has paid all taxes shown to be due and payable on such returns or on any assessments made against Borrower or the Property and all other taxes, fees or other charges imposed on Borrower or the Property by any Governmental Authority (other than those taxes, the amount or validity of which is being contested in good faith by appropriate proceedings diligently prosecuted and with respect to which prior notice has been given to Lender and reserves satisfactory to Lender have been provided or a bond satisfactory to Lender has been posted); and no tax Liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges;

         4.10 Availability of Utilities. All utility services and facilities necessary for the construction of the Improvements without impediment or delay (including, without limitation, gas, electrical, water and sewage services and facilities) will be available at the boundaries of the Land upon the commencement of construction and all utility services necessary for the operation of the Improvements for their intended purposes will be available at or within the boundaries of the Land when needed;

         4.11 Permits, Etc. All Permits for the construction of the Improvements required to the date that this representation is being made or reaffirmed have been obtained and are in full force and effect;

         4.12 Financial Statements. Any and all financial statements delivered to Lender by or on behalf of Borrower are true and correct in all material respects and fairly present the financial conditions of their subjects as of their respective dates, no material adverse change has occurred in the financial conditions reflected since their respective dates and no additional Indebtedness has been incurred by their subjects since the respective dates of the latest statements, other than the borrowings contemplated by this Agreement or other Indebtedness which has been approved by Lender in writing. No such financial statement or any certificate or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement, and no representation or warranty in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such financial statements, certificates or other statements or this Agreement not misleading;

         4.13 Federal Regulations. No part of the proceeds of the Project Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by Lender, Borrower will furnish to Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be;

         4.14 Investment Company Act; Other Regulations. Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness;

         4.15     Environmental Matters.

                  (a) The Property does not contain any Regulated Substances in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

                  (b) The Property and all operations at the Property are in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Property or violation of any Environmental Law with respect to the Property.

                  (c) Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Property and Borrower does not have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Regulated Substances have not been transported or disposed of from the Property in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Regulated Substances been generated, treated, stored or disposed of at, on or under the Property in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower is or will be named as a party with respect to the Property nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Property.

                  (f) There has been no release or threat of release of Regulated Substances at or from the Property, or arising from or related to the operations of Borrower in connection with the Property, in violation of or in amounts or in a manner that could give rise to liability under any Environmental Laws;

         4.16 Regulation H. The Mortgage does not encumber improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968; and

         4.17     No other Assets.

                  (a) Borrower does not now own and will not in the future own any asset or property other than the Property and incidental property necessary for the ownership or operation of the Property.

                  (b) Borrower has not made and will not in the future make any loans or advances to any third party (including any affiliate or constituent party, any Beneficial Owner or any affiliate of any constituent party of Beneficial Owner), and shall not acquire obligations or securities of its affiliates.

                  (c) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                       SECTION 5. AFFIRMATIVE COVENANTS

         Borrower agrees, unless otherwise consented to in writing by Lender, that, so long as the Project Loan Commitment remains in effect or the Project Loan Note remains outstanding and unpaid, Borrower shall:

         5.1 Construction. Cause the Completion and equipping of the Improvements to occur on or before the Outside Completion Date. The Improvements shall be constructed and equipped in full compliance with the Legal Requirements affecting the Property and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Property is situated;

         5.2 Correction of Work. Upon demand of Lender, and at Borrower's sole cost and expense, correct any structural defect in the Improvements, any departure from the Plans and Specifications and any failure to comply with applicable Legal Requirements;

         5.3 No Encroachments. Construct the Improvements entirely on the Land (other than certain off-site ancillary Improvements) and not encroach upon or overhang any easement or right-of-way or the land of others (unless such encroachment or overhang is consented to in writing by the owner of the affected property). When erected the Improvements shall be wholly within any building restriction lines, however established. Borrower shall furnish from time to time evidence satisfactory to Lender of compliance with the foregoing covenant, including, without limitation, a survey prepared by a registered surveyor or engineer;

         5.4 Certain Notices. Give notice to Lender promptly upon the occurrence of:

                  (a) the receipt by Borrower of any notice given to Borrower that a default by Borrower has occurred under the Lease or any of the Development Documents;

                  (b) the giving by Borrower of any notice alleging that a default has occurred under the Lease or any of the Development Documents;

                  (c) the receipt by Borrower of any notice given to Borrower or with respect to the Property or the giving by Borrower of any notice which alleges that any portion of construction or equipping or furnishing of the Improvements does not comply with any Legal Requirement;

                  (d) any condition which results or is reasonably likely to result in a Force Majeure Delay in completion of the Improvements;

                  (e) any Default or Event of Default;

                  (f) any (i) default or event of default under any Contractual Obligation of Borrower or (ii) litigation, investigation or proceeding which may exist at any time between Borrower and any Governmental Authority; and

                  (g) any litigation or proceeding affecting Borrower in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to in such notice and stating what action Borrower proposes to take with respect to such occurrence;

         5.5 Indemnification. Indemnify Lender against any claims for brokerage fees or commissions asserted in connection with the Project Loan and to pay all expenses incurred by Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions;

         5.6 Construction Schedule. As soon as reasonably available after commencement of construction, provide Lender, at Borrower's expense, with a critical path method schedule for completion of the construction and equipping of the Improvements, which schedule shall be in form and substance satisfactory to Lender;

         5.7      Expenses.

                  (a) Pay or reimburse Lender for all expenses incurred by Lender before and after the date of this Agreement with respect to any and all transactions contemplated by this Agreement including, without limitation, the preparation of any document reasonably required by Lender and the enforcement of any of Lender's rights under this Agreement and the other Project Loan Documents.

                  (b) If any action or proceeding is commenced by Lender, including, without limitation, any action to foreclose the lien of the Mortgage or to collect the Project Loan or enforce the Completion Guarantee or to which Lender is made a party, or in which it becomes necessary to defend or uphold the lien of the Mortgage, or in which Lender is served with any legal process, discovery notice or subpoena relating to Lender's lending to Borrower or accepting the Completion Guarantee, Borrower will reimburse Lender for all expenses which have been or may be incurred by Lender arising from or in connection with such action or proceeding;

         5.8 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply with all Contractual Obligations (including the Project Loan Documents, the Lease and the Development Documents) and Legal Requirements;

         5.9 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Borrower with officers and employees of Borrower and with its independent certified public accountants;

         5.10 Compliance with Project Loan Documents. Borrower shall at all times (a) observe and perform all of the covenants, conditions and obligations required to be performed by it (whether in its capacity as Lessor or otherwise) under each Project Loan Document and each Development Document to which it is a party and (b) observe and perform, or cause to be observed and performed, (i) all of the covenants, conditions and obligations of Lessee under the Lease, even in the event that the Lease is terminated at stated expiration, following a Lease Event of Default or otherwise and (ii) all of the covenants, conditions and obligations of the Developer relating to the construction of Improvements under the Development Agency Agreement; provided, that the performance of any such obligation by Lessee during the term of the Lease or by the Developer during the term of the Development Agency Agreement, respectively, shall be deemed to satisfy such obligation on the part of Borrower;

         5.11 Further Assurances. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Project Loan Documents and of the rights and powers herein or therein granted; and

         5.12     Single Purpose Entity; Separateness.

                  (a) Borrower will not engage in any business other than the ownership, management, leasing and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

                  (b) Borrower will not enter into any contract or agreement with any affiliate of Borrower, any constituent party of Borrower, the holder of any partnership or membership interest, any manager or the owner of any beneficial interest in Borrower (each, a "Beneficial Owner") or any affiliate of any constituent party or Beneficial Owner, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                  (c) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence including, without limitation, the holding of such annual and other meetings as are required by Borrower's organizational documents, and Borrower will not, nor will Borrower permit any constituent party or Beneficial Owner to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust certificate and agreement or other organizational documents of Borrower or such constituent party or Beneficial Owner, if such amendments would violate any provision of the Project Loan Documents, without the prior written consent of Lender, which consent shall not be unreasonably withheld, nor will Borrower permit any constituent party or Beneficial Owner to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust certificate and agreement or other organizational documents of such constituent party or Beneficial Owner, if such amendment, modification or change (i) would adversely affect the bankruptcy remote nature of Borrower; or (ii) would adversely affect Lender's interest in the Project Loan. Borrower shall deliver copies of minutes of annual meetings of Borrower to Lender within thirty (30) days of its receipt of written request therefor.

                  (d) Borrower will maintain books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Borrower will file its own tax returns where required by applicable code or regulation. Borrower shall maintain its books, records, resolutions and agreements as official records.

                  (e) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower, any constituent party of Borrower, any Beneficial Owner or any Affiliate of any constituent party), and shall conduct business in its own name and shall maintain and utilize separate stationery, invoices and checks. Borrower shall correct any known or unknown misunderstanding regarding its status as a separate entity and shall not identify itself as a division or part of its Affiliates or any of its Affiliates as a division or part of Borrower.

                  (f) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (g) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower or the sale of all or substantially all of Borrower's or any constituent party's assets.

                  (h) Borrower will not commingle the funds and other assets of Borrower with those of any affiliate or constituent party, any Beneficial Owner, or any affiliate of any constituent party or Beneficial Owner, or any other Person.

                  (i) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Beneficial Owner, or any affiliate of any constituent party or Beneficial Owner, or any other Person.

                  (j) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

                  (k) If Borrower is a limited liability company, partnership or business trust, at least one manager, managing partner, general partner or trustee (the "SPC Member") of Borrower shall itself be a limited liability company or corporation the sole asset of which is its interest in Borrower and which at all times has as one of its members or directors an individual who qualifies as an Independent Director, the SPE Member will at all times comply with each of the representations, warranties, and covenants contained in this Section 5.12 as if such representation, warranty or covenant were made, mutatis mutandis, directly by such SPC Member, the SPC Member and the Beneficial Owner shall cause Borrower at all times to comply with each of the representations, warranties, and covenants contained in this Section 5.12.

                  (l) Borrower shall not cause or permit the board of directors of Borrower or the SPC Member, as applicable, to take any action which, under the terms of any certificate of incorporation, by-laws, operating agreement or any voting trust agreement with respect to any common stock, requires the unanimous vote of the board of directors of Borrower or the general partners or members of Borrower or the SPC Member, as applicable, unless at the time of such action there shall be at least one member of the board of directors of Borrower or the SPC Member, as applicable, who is an Independent Director.

                  (m) Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Project Loan or (ii) unsecured trade debt customarily payable within thirty
(30) days.

         Borrower shall deliver a certificate to Lender within thirty (30) days upon written request from Lender but not more frequently than on an annual basis except for good cause shown, certifying as to its compliance with each of the provisions of this Section 5.12.

                        SECTION 6. NEGATIVE COVENANTS

         Borrower agrees that, so long as the Project Loan Commitment remains in effect or the Project Loan Note remains outstanding and unpaid, Borrower shall not:

         6.1 Changes in Plans and Specifications. Modify or supplement the Plans and Specifications in any material respect without the prior written consent, as required, of all Governmental Authorities which previously have approved the matters to be changed;

         6.2 Change Orders. Direct or permit the performance of any work pursuant to any revision (of whatever nature or form) of the Plans and Specifications or any change orders or change bulletins or other instruments or understandings without the consent of Lessee, and if such work would result in a Construction Budget Deficit, the consent of Lender;

         6.3 Changes in Agreements. Surrender, terminate, cancel, rescind or supplement, alter, revise, modify or amend any of the Development Documents or permit any such action to be taken;

         6.4 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon the Property except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower or Lessee in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings;

                  (c) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case detract from the value of the Property or interfere with the ordinary conduct of the business of Borrower or Lessee;

                  (d) Liens created pursuant to the Project Loan Documents;
and

                  (e) Permitted Exceptions;

         6.5 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations;

         6.6 Other Activities. Conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of, the Project Loan Documents, the Lease and the Development Documents and other activities incidental or related to the foregoing;

         6.7 Ownership of Properties, Indebtedness. Own, lease, manage or otherwise operate any properties or assets other than in connection with the activities described in Section 6.6, or incur, create, assume or suffer to exist any Indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the Project Loan and other obligations incurred by Borrower hereunder;

         6.8 Disposition of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly contemplated by the Project Loan Documents;

         6.9 Discharge of Liens. Create or permit to exist at any time, and will, at its own expense, promptly take such action as may be necessary duly to discharge, or cause to be discharged, all Lessor Liens attributable to it, provided, that Borrower shall not be required to discharge any Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of any of the Liens contemplated by the Security Documents or of the sale, forfeiture or loss of, and shall not materially interfere with the disposition of, any Property or title thereto or any interest therein or the payment of Rent; and

         6.10 Change in Ownership. Amend or modify its organizational documents or transfer its beneficial ownership to any other Person prior to Completion except to Lessee or its designee. After Completion, Borrower may, with Lessee's consent, transfer its beneficial interest to any other Person subject, however, to such Person's compliance with Section 5.12.

               SECTION 7. CONDITIONS PRECEDENT TO FIRST ADVANCE

         Lender shall not be obligated to make the first advance of the Project Loan proceeds until all of the conditions set forth in this Section 7 shall have been satisfied.

         7.1 Closing Documents. Lender shall have received all the items set forth in this subsection, in each case in form and substance satisfactory to
Lender:

                  (a) Taxes. Evidence that all past and current (if then due and payable) taxes and assessments applicable to the Property or payable by Borrower have been paid;

                  (b) Title Insurance Policy. A mortgagee's policy of title insurance or satisfactory evidence of the Title Company's unconditional obligation to issue such a policy, dated as the date of the first advance of the Project Loan. Such policy shall (i) be in the amount of the Project Loan (or the maximum amount that the title insurance company is permitted by law to insure, whichever is lower); (ii) insure Lender that the Mortgage creates a valid Lien on the Property, free and clear of all defects and encumbrances, except for the Permitted Exceptions; (iii) provide full coverage against mechanics' liens and against survey exceptions not specified as Permitted Exceptions; (iv) contain a pending disbursements clause or endorsement in form and substance satisfactory to Lender and a commitment of the Title Company to provide notices of title continuation or endorsement sufficient to enable Lender to determine that title to the Property is satisfactory prior to Lender's making any subsequent advance of the Project Loan; and (v) contain such other endorsements and affirmative coverage as Lender may reasonably request. Lender shall be furnished with copies of all documents that appear as exceptions in such policy or commitment;

                  (c) Payment of Title Insurance Premium. Evidence satisfactory to Lender that all premiums in respect of such title insurance policy have been paid or will be paid concurrently with the first advance of the Project Loan;

                  (d) Survey. A survey of the Land (current to within thirty
(30) days of the date of the first advance of the Project Loan), certified to Lender and the Title Company by an independent professional licensed land surveyor satisfactory to Lender, which survey shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Title Association and the American Congress on Surveying and Mapping in 1992. Without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following: (i) the locations of all buildings and other structures, if any, on the Land and the established building setback lines; (ii) the lines and the width of streets abutting the Land; (iii) all access and other easements appurtenant to or necessary or desirable to the use of the Land; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the Land, whether recorded, apparent from a physical inspection of the Land or otherwise known to the surveyor; (v) any party walls with structures on adjoining property any encroachments on any adjoining property by the building structures and improvements on the Land; and (vi) if the Land is described by reference to a filed map, a legend relating the survey to such map;

                  (e) Availability of Utilities. Letters from local utility companies or Governmental Authorities stating, or such other evidence satisfactory to Lender, showing that gas, electric power, sanitary and storm sewers, water and all other utilities (i) that are necessary and required during the Construction Period have been completed and/or will be available in such a manner as to assure Lender that construction will not be impeded by a lack of utilities and (ii) that are necessary for operation and occupancy of the Improvements will be completed in such a manner and at such a time as will assure the opening and operation of the Improvements on or before the Outside Completion Date;

                  (f) Hazard Insurance. Policies or certificates of insurance required by the Lease, accompanied by evidence of the payment of the premiums for such policies, with mortgagee loss payable endorsements naming Lender as loss payee;

                  (g) Flood Insurance. If requested by Lender, a policy of flood insurance in an amount equal to the lesser of (i) the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended, and (ii) the amount of the Project Loan;

                  (h) Builder's Risk Insurance. Such builder's risk insurance as may be required pursuant to the Development Agreement;

                  (i) Permits. All Permits issued prior to the date of the Project Loan Advance;

                  (j) Soil and Geological Report. If requested by Lender, a soil and geological report, including a summary of soil test borings issued by a professional engineer satisfactory to Lender;

                  (k) Opinion of Counsel for Borrower and Lessee. An opinion of counsel for Borrower and Lessee in form and substance satisfactory to Lender;

                  (l) Development Documents. Certified copies of duly executed counterparts of the Development Agreement, the Development Agency Agreement and the Architect's Agreement;

                  (m) Plans and Specifications. A copy of the Plans and Specifications, satisfactory in form and substance to Lender and Consulting Professional;

                  (n) Cost Breakdown. A cost breakdown and schedule for construction of the Improvements setting forth all items of costs and expenses and estimating the construction trade schedules required to complete the construction and equipping of the Improvements;

                  (o) Project Loan Documents. Duly executed copies of all Project Loan Documents and a fully executed original Lease;

                  (p) Construction Budget. A certified copy of the Construction Budget;

                  (q) Organizational Documentation. The Organizational Certificate of Borrower, which shall include, if Borrower is a limited partnership or a limited liability company, with respect to such entity:

                           (1) the partnership agreement or limited liability company agreement, including all amendments and attachments, certified by a general partner or member;

                           (2)      the partnership certificate or
                                    certificate of formation, including all
                                    amendments, certified by an official in
                                    whose office it is filed or recorded;

                           (3) any certificates filed or recorded or required to be filed or recorded by such partnership or limited liability company in the state of its formation and the state where the Land is located in order for it to do business in those states;

                           (4) any consents by other partners or members required for the borrowing contemplated by this Agreement and the execution, delivery and performance of the Project Loan Documents; and

                           (5) if requested by Lender, an acknowledgment by each of the Partners or Members of his or its continued membership in Borrower;

                  (r) Borrowing Certificate. A Borrowing Certificate, duly executed by Borrower and Lessee.

         7.2 Accounting. Lender shall have received and approved an accounting of all expenditures for costs shown on the Construction Budget incurred prior to the first advance of the Project Loan.

         7.3 Representations and Warranties. The representations and warranties which are contained in the Project Loan Documents or any certificate, document or financial or other statement furnished under or in connection with the Project Loan Documents, shall be correct on and as of the date of the first advance as if made on and as of such date.

         7.4 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the advance to be made on such Borrowing Date.

         7.5 Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel.

         7.6 Environmental Audit. Lender shall have received an Environmental Audit in form and substance acceptable to Lender, provided that such Environmental Audit shall be delivered to Lender not less than five (5) Business Days prior to the Property Closing Date.

         7.7 Developer Equity. Lender shall be satisfied that the Lessor shall have contributed on the relevant Borrowing Date an amount equal to the Developer Equity associated with such Project Loan Advance.

         7.8 Acquisition of Property. Borrower will be using all or the applicable portion of such proceeds to acquire fee title or a valid leasehold interest in the Land.

            SECTION 8. CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES

         8.1 All Subsequent Advances. Lender shall not be obligated to make any Project Loan Advance subsequent to the initial advance until all of the conditions set forth in this subsection shall have been met to Lender's satisfaction.

                  (a) Satisfactory Title. The Security Documents shall constitute a valid lien on the Property for the full amount of the Project Loan advanced to and including such date, free and clear of all Liens except for Permitted Exceptions. Lender shall have been furnished with a notice of title continuation or an endorsement to the title insurance policy issued to Lender in connection with the first advance of the Project Loan, which continuation or endorsement shall state that since the last disbursement of the Project Loan there have been no changes in the state of title to the Property.

                  (b) No Other Security Interests. All materials and fixtures incorporated in the construction of the Improvements shall have been purchased so that their absolute ownership shall have vested in Borrower immediately upon delivery to the Land and Borrower shall have produced and furnished, if required by Lender, the contracts, bills of sale or other agreements under which title to such materials and fixtures is claimed.

                  (c) Statement of Expenditures. If requested by Lender, Lender shall have received a statement of Borrower and any contractor or subcontractor, in form and substance satisfactory to Lender, setting forth the names, addresses and amounts due or to become due as well as the amounts previously paid to every contractor, subcontractor, and supplier furnishing materials for or performing labor on the construction of any part of the Improvements.

                  (d) Representations and Warranties. The representations and warranties contained in any of the Project Loan Documents or any certificate, document or financial or other statement furnished under or in connection with the Project Loan Documents, shall be correct on and as of the Borrowing Date for such advance as if made on and as of such date.

                  (e) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or result from the advance to be made on such Borrowing Date; provided, however, if a Default or an Event of Default has occurred under Sections 10.1(b), 10.1(d), 10.1(f) or 10.1(i), so long as no Lease Event of Default has occurred and is continuing, Lender will continue to make Project Loan Advances to Borrower in accordance with the terms and conditions of this Agreement; provided, further, however, Lender shall not be obligated to make Project Loan Advances if such Default or Event of Default threatens the lien priority of the Mortgage or the right of Lender to receive payments of Rent under the Assignment of Lease.

                  (f) Construction Progress. In the case of advances to pay costs of constructing and equipping of the Improvements, at Lender's option, Lender shall have received and approved a draw request signed by the Developer, satisfactory in form and substance to Lender, with appropriate insertions, accompanied by true copies of unpaid invoices, receipted bills and lien waivers, and such other supporting information as Lender may request.

                  (g) Soft Costs. In the case of advances to pay the costs included in the Construction Budget that are not among the costs described in the preceding paragraph, Lender shall have received such evidence as it may require that such costs have been properly incurred and are due and payable.

                  (h) Evidence of Compliance. All instruments relating to each advance and all actions taken on or prior to each advance in connection with the performance of the Project Loan Documents shall be satisfactory to Lender, and Lender shall have been furnished with such documents, reports, certificates, affidavits and other information, in form and substance satisfactory to Lender, as Lender may require to evidence compliance with all of the provisions of the other Project Loan Documents.

                  (i) Lien Waivers. Borrower shall have furnished to Lender lien waivers in form and substance satisfactory to Lender from such contractors, subcontractors, suppliers and materialmen as Lender may specify, evidencing that they have been paid in full for all work performed or materials supplied to the date of Borrower's request for such advance, except for retentions provided for in this Agreement.

                  (j) Agreements. Each of the Development Documents and the Lease shall be in full force and effect and there shall exist no uncured default by any party under the Development Documents or the Lease (provided that performance by Lessee under the Completion Guaranty shall be deemed for the purposes of this subsection 8.1(j) to have cured any default under the Development Documents or related default under the Lease).

                  (k) Damage or Injury. The Improvements shall not have been materially damaged by fire or other casualty unless there shall have been received, by Lender or a person approved by Lender, insurance proceeds sufficient in the sole judgment of Lender and the Consulting Professional, to effect satisfactory restoration and completion of the Improvements on or before the Outside Completion Date.

                  (l) Taxes. If requested by Lender, Lender shall have received evidence that all past and current (if then due and payable) taxes and assessments applicable to the Property or payable by Borrower in connection with the Property have been paid.

                  (m) Waived Conditions. If requested by Lender, all conditions waived with respect to the initial advance or any subsequent advance shall be met.

                  (n) Borrowing Certificate. Lender shall have received a Borrowing Certificate dated the date of such advance.

                  (o) Cost Overruns. Lender shall have received a certificate of the Developer, acknowledged by Lessee, indicating that the cost to complete the construction of the Property in accordance with the Plans and Specifications is expected to be less than or equal to 150% of the amounts shown on the initial Construction Budget.

                  (p) Developer Equity. Lender shall be satisfied that the Lessor shall have contributed on the relevant Borrowing Date an amount equal to the Developer Equity associated with such Project Loan Advance.

         8.2 Completion of Improvements. The Improvements shall not be deemed completed for purposes of this Agreement until all of the conditions set forth in this subsection shall have been satisfied.

                  (a) The Improvements shall have been completed in accordance with the Plans and Specifications and the Development Agreement and accepted by Lessee.

                  (b) Lender shall have received the following, in each case in form and substance satisfactory to Lender:

                           (i)      evidence of the approval by all
                                    appropriate Governmental Authorities of
                                    the Improvements as being complete as to construction;

                          (ii) the certification of the Architect and of any Consulting Professional that the Improvements have been completed substantially in accordance with the Plans and Specifications, that direct connection has been made to all appropriate utility facilities and that the Improvements are ready for occupancy; and

                         (iii) a perimeter survey showing the completed Improvements, all easements on and appurtenant to the Property and the location of access to the Land and all utility and water easements directly affecting the Land, with a certification that the Improvements do not encroach on any other property that no buildings, other structures or appurtenances on other property encroach on the Land and that all set-back requirements have been complied with.

            SECTION 9. MATTERS RELATING TO PAYMENTS AND COLLATERAL

         9.1      The Account.

                  (a) Lender shall establish an account (the "Account") into which Lender shall deposit all payments, receipts and other consideration of any kind whatsoever received by Lender pursuant to the Assignment of Lease or otherwise.

                  (b) Except as otherwise provided in Section 9.2, payments deposited from time to time in the Account shall be paid out as follows:

                           (i) An amount equal to any payment identified by Lessee as Project Loan Basic Rent shall be paid out of the Account by Lender on the date received, and shall be applied to the payment of the interest then due and payable on the Project Loan until such amounts are paid in full.

                          (ii) An amount equal to any payment identified by Lessee as a payment which is the proceeds of any title insurance policy (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease) shall be paid out of the Account by Lender promptly after receipt, and shall be applied on the date deposited in the Account, first, to the payment of principal and interest on the Project Loan until such amounts are paid in full, second, to the payment to Borrower of an amount equal to the Developer Yield and the Developer Equity until such amounts are paid in full and, third, the remainder, if any, shall be paid to such Person or Persons as Borrower may designate.

                         (iii) An amount equal to any such payment identified by Lessee as a payment in respect of the Termination Value pursuant to Section 17.1 of the Lease shall be paid out of the Account by Lender promptly after receipt, and shall be applied on the date deposited in the Account, first, to the payment of principal and interest on the Project Loan until such amounts are paid in full, second, to the payment to Borrower of an amount equal to the Developer Yield and the Developer Equity until such amounts are paid in full and, third, the remainder, if any, shall be paid to such Person or Persons as Borrower may designate.

                          (iv) An amount equal to any such payment identified by Lessee as proceeds of the sale of any Property pursuant to Article XXI of the Lease ("Net Sale Proceeds") shall be paid out of the Account by Lender promptly after receipt, and shall be applied on the date deposited in the Account, first, to the payment of the principal of the Project Loan then outstanding, second, to the payment to Borrower of an amount not to exceed the outstanding the Developer Equity, and, third, the remainder of such amount ("Excess Sale Proceeds") shall be deposited with Lender in escrow to secure the obligations of Lessee and other Lessees under other leases of real property.

                           (v) An amount equal to any payment identified by Lessee as the Maximum Residual Guarantee Amount (as defined in the Lease) shall be paid out of the Account by Lender promptly after receipt, and shall be applied on the date deposited in the Account to the payment only of principal of the Project Loan then outstanding.

                          (vi)      Intentionally Deleted.

                         (vii) An amount equal to any such payment identified by Lessee as Supplemental Rent (as defined in the Lease) (but, so long as an Event of Default has not occurred and is continuing, excluding all Excepted Payments) shall be paid out of the Account by Lender promptly after receipt, and shall be applied on the date deposited in the Account to the payment of any amounts then owing to Lender.

                        (viii) An amount equal to any such payment identified by the Lessor as Excess Proceeds shall be paid out of the Account by Lender promptly after receipt, and shall be applied on the date deposited in the Account to the payment of any amounts then owing to Lender.

If Lender receives any payment in lieu of Basic Rent in any case or proceeding arising under the United States Bankruptcy Code, then such payment shall be deemed to be a payment on account of Basic Rent for the purpose of this Section 9.1. In the event that Lessee shall fail to identify the nature of any payment deposited by it in the Account, or Lender in its reasonable judgment shall determine that the identification made by Lessee is incorrect or inappropriate, the nature of such payment shall instead be identified by Lender in its reasonable judgment and applied in the manner specified above; provided, that in the event that Lender identifies such payment as an Excepted Payment, such payment shall be paid out of the Account by Lender to such Person or Persons as Borrower may designate.

                  (c) Upon payment in full of the Project Loan and all other amounts owing by Borrower hereunder or under any other Project Loan Document and termination of the Project Loan Commitment by Borrower, any moneys remaining in the Account shall be paid to Borrower or such other Person or Persons as Borrower may designate.

         9.2      Proceeds of Collateral; Proceeds Remaining in Account.

                  (a) All moneys collected by Lender upon any sale or other disposition of the Property (including all moneys realized from the exercise of the Purchase Option and upon the exercise of remedies under the Mortgage), together with all other moneys received by Lender in connection therewith (except as otherwise specified in Section 9.1) and (b) all moneys contained in the Account on the date of an acceleration or on the Maturity Date (if the Project Loan has not then been repaid in full), or deposited in the Account thereafter (except as otherwise specified in Section 9.1(c)), shall be applied as follows:

                  First, to the payment of (x) any and all sums advanced by Lender in order to preserve the Collateral or preserve its security interest therein and (y) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by Lender of its rights under the Project Loan Documents, together with attorneys' fees and court costs;

                  Second, to the payment of the amounts then due and unpaid for principal of, interest on, and any other amounts then due and unpaid in respect of the Project Loan;

                  Third, to the payment to Borrower of the amounts then due on account of the Developer Yield and an amount sufficient to return the Developer Equity; and

                  Fourth, to the extent moneys remain after application pursuant to clauses First through Third above, to Borrower or to whomever may be lawfully entitled to receive such surplus.

         9.3 Certain Remedial Matters. Notwithstanding any other provision of this Agreement or any other Project Loan Document:

                           (i) except during the continuance of an Event of Default, Borrower shall, at all times to the exclusion of Lender, receive all rights to Excepted Payments due to Borrower and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto whether against Lessee, Lender or any other Person; and

                          (ii) except during the continuance of an Event of Default, Borrower shall at all times retain the right, but not to the exclusion of Lender, (A) to receive from Lessee all notices, certificates and other documents and all information that Lessee is permitted or required to give or furnish to the "Borrower" or the "Lessor" pursuant to the Lease, the Participation Agreement or any other Operative Agreement, (B) to inspect the Property, (C) to retain all rights with respect to insurance that Article XIV of the Lease specifically confers upon the "Lessor," (D) to provide such insurance as Lessee shall have failed to maintain or as Borrower may desire, (E) to enforce compliance by Lessee with the provisions of Articles VIII, X, XI, XII, XIV and XXXIII of the Lease, and (F) subject to the other applicable provisions of this Agreement, to perform for Lessee under
                                    Article XVIII of the Lease.

         9.4      Release of the Property, Etc.

                  (a) If Lessee shall at any time purchase the Property pursuant to Section 17.2 of the Lease or exercise its Purchase Option with respect to the Property under Article XXI of the Lease, then upon satisfaction by Borrower of its obligation to prepay the Project Loans pursuant to Section 3.3(b) and to pay accrued interest on the Project Loans so prepaid pursuant to Section 3.2, the Property shall be released from the Liens created by the Security Documents, all without delivery of any instrument or performance of any act by any party. In addition, upon payment in full of the Project Loan and all other amounts owing by Borrower hereunder or under any other Project Loan Document and termination of the Project Loan Commitment by Borrower, the Property shall be released from the Liens created by the Security Documents, all without delivery of any instrument or performance of any act by any party. Upon request of Borrower following any such release, Lender shall, at the sole cost and expense of Borrower, execute and deliver to Borrower or Lessee such documents as Borrower shall reasonably request to evidence such release.

                  (b) Notwithstanding anything to the contrary herein, upon termination of the Project Loan Commitment and upon the payment in full of
(i) the Project Loan and all other amounts owing by Borrower hereunder or under any other Project Loan Document and (ii) all amounts owing by Lessee to the Developer or to any other Person under the Operative Agreements, all remaining moneys in the Account (other than any Excess Sales Proceeds which shall be held in escrow to secure the obligations of Lessees under other Leases of Real Property) shall be paid out to Lessee.

                        SECTION 10. EVENTS OF DEFAULT

         10.1 Events of Default. The occurrence of any of the events set forth in this subsection shall constitute an "Event of Default":

                  (a) Borrower shall fail to pay any principal of the Project Loan when due in accordance with the terms thereof or hereof; or Borrower shall fail to pay any interest on the Project Loan, or any other amount payable hereunder, within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by Borrower herein or in any other Project Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Project Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Construction of the Improvements shall not be Completed on or before the Outside Completion Date; or

                  (d) Borrower shall default in the observance or performance of any agreement contained in this Agreement or any other Project Loan Document and such failure shall continue unremedied for a period of thirty
(30) days after written notice thereof has been given to Borrower by Lender;
or

                  (e) (i) Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which
(A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) One or more judgments or decrees shall be entered against Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                  (g) (i) Any of the Project Loan Documents shall cease, for any reason, to be in full force and effect, or Borrower shall so assert, or
(ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (h) The Completion Guarantee shall cease, for any reason, to be in full force and effect or Lessee shall so assert; or

                  (i) Except as otherwise expressly provided in Section 6.10, the entire outstanding equity interest in Borrower shall cease to be owned by those individuals and entities set forth on Schedule A to the Organizational Certificate of Borrower; or

                  (j) The Lease shall cease, for any reason, to be in full force and effect or Lessee shall so assert; or

                  (k) A Lease Event of Default shall have occurred and be continuing; or

                  (l) A Credit Agreement Event of Default shall have occurred and be continuing.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of Section 10.1(e), automatically the Project Loan Commitment shall immediately terminate and the Project Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Project Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) Lender may by notice to Borrower declare the Project Loan Commitment to be terminated forthwith, whereupon the Project Loan Commitment shall immediately terminate; and (ii) Lender may by notice to Borrower, declare the Project Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Project Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         10.2 Lender's Right to Apply Project Loan Proceeds. During the continuance of an Event of Default, Lender shall have the right, but not the obligation, to disburse and directly apply Project Loan proceeds to satisfy Borrower's obligations. Borrower hereby authorizes Lender during the continuance of any Event of Default to hold, use, disburse and apply advances of the Project Loan for costs incurred in developing, constructing and equipping the Improvements, payment or performance of obligations of Borrower under the Project Loan Documents (including payment of interest on the Project Loan) and preservation and protection of the Collateral. Such disbursements shall be deemed advances of the Project Loan for all purposes and shall be secured by the Security Documents.

         10.3 Lender's Right to Complete. Upon the occurrence of any Lease Event of Default or a default by Lessee under the Completion Guarantee, in addition to any other remedies which Lender may have pursuant to the Project Loan Documents, or as provided by statute or rule of law, Lender may enter upon the Land and construct, equip and complete the Improvements in accordance with the Plans and Specifications with such changes in the Plans and Specifications as Lender may from time to time deem appropriate, all at the risk, cost and expense of Borrower. Lender shall have the right at any and all times to discontinue any work commenced by it in respect of the Improvements or to change any course of action undertaken by it and shall not be bound by any limitations or requirements of time whether set forth in this Agreement or otherwise. Lender shall have the right and power, but shall not be obligated, to assume Borrower's interest under any contract made by or on behalf of Borrower in any way relating to the Improvements or the construction of the Improvements and to take over and use all or any part or parts of the labor, materials, supplies and equipment contracted for by or on behalf of Borrower, whether or not previously incorporated into the Improvements, all in the sole and absolute discretion of Lender. In connection with any construction of the Improvements undertaken by Lender pursuant to the provisions of this subsection, Lender may (i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment in connection with any construction of the Improvements, (ii) pay, settle or compromise all bills or claims which may become Liens against the Property, or any part of the Property, or which have been or may be incurred in any manner in connection with the construction, completion and equipping of the Improvements or for the discharge of Liens or defects in the title of the Property, or any part of the Property, and (iii) take such other action (including the employment of watchmen to protect the Property) or refrain from acting under this Agreement, as Lender may in its sole and absolute discretion from time to time determine without any limitation whatsoever. Borrower shall be liable to reimburse Lender for all sums paid or incurred for the construction, completion and equipping of the Improvements, whether such sums shall be paid or incurred pursuant to the provisions of this subsection or otherwise. At Lender's option, all such sums shall be treated as advances of the Project Loan for all purposes or as demand obligations of Borrower, bearing interest at the non-default interest rate provided in the Project Loan Note plus 4% from the date of payment by Lender to the date of repayment by Borrower. All of the foregoing amounts, including interest, shall be deemed to constitute advances under this Agreement, be evidenced by the Project Loan Note and secured by the Security Documents. Upon the occurrence of any Lease Event of Default or a default by Lessee under the Completion Guaranty, the rights, powers and privileges provided in this subsection and all other remedies available to Lender under this Agreement or by statute or by rule of law may be exercised by Lender at any time and from time to time whether or not the Project Loan shall be due and payable, and whether or not Lender shall have instituted any foreclosure or other action for the enforcement of the Security Documents or the Project Loan Note.

         10.4 Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in
Section 10.3 above, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

                          SECTION 11. MISCELLANEOUS

         11.1 No Waivers. The making of a Project Loan Advance shall not constitute a waiver of any of the conditions of Lender's obligation to make further advances. No waiver of any such condition shall constitute a waiver of any Default or Event of Default related to or predicated upon such condition. Any advance made by Lender and any sums expended by Lender pursuant to the Project Loan Documents shall be deemed to have been made pursuant to this Agreement, notwithstanding the existence of an uncured Default or Event of Default. No advance of the Project Loan at a time when an Event of Default exists, whether or not Lender had actual knowledge of such default, shall constitute a waiver of any right or remedy of Lender existing by reason of such Event of Default, including, without limitation, the right to accelerate the maturity of the Project Loan or to foreclose the Lien of the Security Documents or to refuse to make further Project Loan Advances.

         11.2 Lender and Lessee as Sole Beneficiaries. All conditions of the obligation of Lender to make Project Loan Advances are imposed solely and exclusively for the benefit of Lender and Lessee and their respective assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all such terms and no Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion Lender deems such waiver to be advisable. Lender's obligation to make advances of the Project Loan, subject to the terms and conditions of this Agreement, is solely for the benefit of Borrower and Lessee and no other Person shall be deemed to be a beneficiary of such obligation nor entitled to require any advance of Project Loan proceeds. Inspections and approvals of the Plans and Specifications and the Improvements and the workmanship and materials used in the construction of the Improvements shall impose no responsibility or liability of any nature whatsoever on Lender, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Lender for any reason. Lender's sole obligation under this Agreement is to make the advances if and to the extent required by this Agreement.

         11.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:                           Agree-Columbia Crossing Project, L.L.C.

                                    31850 Northwestern Highway
                                    Farmington Hills, MI 48334
                                    Attention:        Richard Agree
                                    Facsimile:        (248) 737-9110

with a copy to:                     Sommers, Schwartz, Silver & Schwartz, P.C.
                                    2000 Town Center, Suite 900
                                    Southfield, Michigan 48075
                                    Attention: Leon Schurgin, Esq.
                                    Facsimile: (248) 746-4001

Lender:                             Wilmington Trust Company
                                    Rodney Square North
                                    1100 North Market Street
                                    Wilmington, Delaware  19890
                                    Attention: Corporate Trust Department
                                    Facsimile: (302) 651-1576

Lessee:                             Borders, Inc.
                                    100 Phoenix Drive
                                    Ann Arbor, MI 48108
                                    Attention: Real Estate Department
                                    Facsimile: (734) 477-1370

with a copy to:                     Conlin, McKenney & Philbrick, P.C.
                                    350 South Main Street
                                    Ann Arbor, Michigan  48104
                                    Attention: Phillip J. Bowen, Esq.
                                    Facsimile: (734) 761-1637

provided that any notice, request or demand to or upon Lender shall not be effective until received.

         11.4 Modifications. Any provision of this Agreement may be changed, waived or terminated only by an instrument in writing signed by the party against whom enforcement of the change, waiver or termination is sought.

         11.5 Rights Cumulative. All rights, powers and remedies given to Lender under this Agreement are cumulative and not alternative, and are in addition to all rights, powers and remedies otherwise afforded Lender (all rights, powers and remedies of Lender collectively, "Lender's Rights"); any forbearance or delay by Lender in exercising any of Lender's Rights shall not be deemed to be a waiver, and the exercise or partial exercise of any of Lender's Rights shall not preclude the further exercise of any of Lender's Rights which shall continue in full force and effect until specifically waived by an instrument in writing executed by Lender. All representations, warranties and covenants contained in any of the Project Loan Documents shall survive the making of the advances of the Project Loan.

         11.6 Schedules. The Schedules attached to this Agreement are essential to and are made a part of this Agreement.

         11.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         11.8 Waiver of Jury Trial, Submission to Jurisdiction. Borrower IRREVOCABLY WAIVES TRIAL BY JURY AND ANY OBJECTIONS, INCLUDING WITHOUT LIMITATION ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR IN THE FUTURE HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN ANY JURISDICTION. All judicial actions, suits or proceedings brought against Borrower and its property with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any other Project Loan Document or for recognition or enforcement of any judgment rendered in any such proceedings may be brought in any trial or appellate state or federal court of competent jurisdiction in The City of New York. By execution and delivery of this Agreement, Borrower accepts, generally and unconditionally, the non-exclusive jurisdiction of such courts and irrevocably waives, and agrees not to plead or claim, any objection that it may ever have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court. Borrower irrevocably agrees that all process in any proceeding or any court arising out of or in connection with this Agreement or any of the other Project Loan Documents, may be effected by mailing to Borrower a copy by registered or certified mail or any substantially similar form of mail, postage prepaid, to Borrower at its address set forth in subsection 11.3 or at such other address of which Lender shall have been notified in accordance with the terms of such subsection. Such service shall be effective five (5) days after such mailing. Such service will be effective and binding service in every respect. Borrower shall not assert that such service did not constitute effective and binding service within the meaning of any applicable state or federal law, rule, regulation or the like. Nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         11.9 Captions. The captions in this Agreement are for convenience of reference only, and in no way limit or amplify the provisions of this Agreement.

         11.10 Obligations Non-Recourse. Anything to the contrary contained in this Agreement, the Project Loan Note or in any other Project Loan Document notwithstanding, neither Borrower, nor any member, partner (general or limited), officer, director or shareholder of Borrower, nor any member, partner (general or limited), officer, director or shareholder thereof, nor any of their respective successors or assigns (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any representation, warranty, liability or obligation hereunder or in any other Project Loan Document including the payment of the principal of, or interest on, the Project Loan Note, or for monetary damages for the breach of performance of any of the covenants contained in this Agreement, the Project Loan Note, the Mortgage or any other Project Loan Document. Lender agrees that, in the event it pursues any remedies available to it under this Agreement, the Project Loan Note, the Assignment of Lease, the Mortgage or under any other Project Loan Document, Lender shall have no recourse against Borrower nor any Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively only against the Property; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Property in respect of any and all liabilities, obligations and undertakings contained in the Mortgage, this Agreement, the Project Loan Note, the Assignment of Lease or in any other Project Loan Document. Notwithstanding the provisions of this paragraph, nothing in the Mortgage, the Assignment of Lease, this Agreement, the Project Loan Note or any other Project Loan Document shall: (a) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Project Loan Note or arising under the Mortgage or this Agreement or secured by the Mortgage, but the same shall continue until paid or discharged; (b) relieve Borrower from liability and responsibility for (but only to the extent of the damages arising by reason of): (i) active waste knowingly committed by Borrower with respect to the Property or (ii) any fraud on the part of Borrower or any such Exculpated Person; (c) relieve Borrower from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over): (i) except for Excepted Payments, misappropriation or misapplication by Borrower (i.e., application in a manner contrary to any of the Project Loan Documents) of any insurance proceeds or condemnation award paid or delivered to Borrower by any Person other than Lender; or (ii) except for Excepted Payments, any rents or other income received by Borrower from Lessee that are not turned over to Lender in accordance with the Assignment of Lease; or (d) affect or in any way limit Lender's rights and remedies hereunder with respect to the rights and powers assigned under the Assignment of Lease or to obtain a judgment against Borrower (provided that no deficiency judgment or other money judgment shall be enforced against Borrower or any Exculpated Person except to the extent of Borrower's interest in the Property or to the extent Borrower may be liable as otherwise contemplated in clauses (b) and (c) of this Section).


         IN WITNESS WHEREOF, this Agreement has been duly executed by Lender and Borrower as of the date first written above.

                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity,
                                   but solely as Owner Trustee



                                   By: /s/ Joseph B. Feil
                                      -------------------
                                      Name:  Joseph B. Feil
                                   Title: Financial Services Officer

                                   AGREE-COLUMBIA CROSSING, L.L.C.
                                   a Delaware limited liability company

                                   BY: Agree Limited Partnership
                                          a Delaware limited partnership
                                   ITS: Member

                                            By: Agree Realty Corporation
                                                  a Maryland corporation



                                            By:   /s/ Richard Agree
                                            Name: Richard Agree
                                            Title: President






                                  EXHIBIT A


Legal Description


BEING KNOWN AND DESIGNATED as Parcel No. CC as shown on plat entitled "Columbia, Route 175 Commercial, Section 1 Area 1, Parcels 'AA' through 'CC' and Lot 2, a Re-subdivision of Parcels V, Y, Z and Lot 1, Route 175 Commercial as shown on Plat Nos. 12065, 12565 and 13104, which plat is recorded among the Land Records of Howard County in Plat Book M.D.R.
No. 13550.

BEING part of the same lot of ground which by Deed dated November 14, 1997 and recorded among the Land Records of Howard County in Liber No. 4118 follo 0016 was granted and conveyed by The Howard Research and Development Corporation, unto HRD Holdings, Inc., which by Articles of Amendment dated January 5, 1998, became The Howard Research and Development Corporation.











                                     A-1




                                  EXHIBIT B

                                  SITE PLAN

                                  (Graphic Omitted)



                                     B-1



                                  EXHIBIT C

                             CONSTRUCTION BUDGET

                                  (Attached)


                                     C-1